                                                 Registration No. 333-________
                                                 Filed October 1, 1997


                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549



                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933



                        TEXARKANA FIRST FINANCIAL CORPORATION
   -------------------------------------------------------------------------
     (Exact Name of Registrant as specified in its Articles of Incorporation)


            Texas                                        71-0771419
    -----------------------                  ---------------------------------
    (State of incorporation)                 (IRS Employer Identification No.)


                                3rd and Olive Streets
                              Texarkana, Arkansas  71854
             -----------------------------------------------------------
             (Address of principal executive offices, including zip code)


                          1996 DIRECTORS' STOCK OPTION PLAN
                     1996 KEY EMPLOYEE STOCK COMPENSATION PROGRAM
                ------------------------------------------------------
                               (Full Title of the Plan)



                                          Copies to:
James W. McKinney                         Kevin M. Houlihan, Esq.
President and Chief Executive Officer     Elias, Matz, Tiernan & Herrick L.L.P.
Texarkana First Financial Corporation     734 15th Street, N.W.
3rd and Olive Streets                     Washington, D.C.  20005
Texarkana, Arkansas  71854                (202) 347-0300
(501) 773-1103
----------------------------------------
(Name, address, and telephone number
 of agent for service)


                                  Page 1 of 38 pages
                       Index to Exhibits is located on page 7.

                           CALCULATION OF REGISTRATION FEE

      Title of                       Proposed        Proposed
     Securities                       Maximum         Maximum       Amount of
       to be       Amount to be    Offering Price    Aggregate     Registration
     Registered    Registered(1)     Per Share     Offering Price      Fee
-------------------------------------------------------------------------------
Common Stock,
par value $0.01
per share           138,188(2)      $  14.40  (3)    $1,989,907       $189.04

Common Stock,
par value $0.01
per share            20,512(2)      $  24.3125(4)    $  498,698       $ 47.38

Common Stock,
par value $0.01
per share            39,675(5)      $  14.34  (6)    $  568,940       $ 54.05
                     ------                          ----------       -------

Total               198,375         $  15.41         $3,057,545       $290.47
                    -------                          ----------       -------
                    -------                          ----------       -------
-------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Texarkana First Financial Corporation (the "Company" or "Registrant") 1996 Key Employee Stock Compensation Program ("1996 Program") and the 1996 Directors' Stock Option Plan ("Directors' Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $0.01 par value per share ("Common Stock"), of the Company.

(2) Represents a portion of the 158,700 shares currently reserved for issuance pursuant to the 1996 Program.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share with respect to which stock options have been granted under the 1996 Program is $14.40 per share, the weighted average exercise price for the options which are outstanding under the 1996 Program as of the date hereof.

(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for the 20,512 shares for which stock options have not been granted under the 1996 Program is equal to the average of the high and low ($24.125 and $24.50, respectively) prices of the Common Stock of the Company on September 25, 1997 on the American Stock Exchange.

(5) Represents the 39,675 shares issued pursuant to the Directors'
Plan.

(6) Estimated solely for the purposes of calculating the registration fee, which has been calculated pursuant to Rule 457(h)(1) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share with respect to which stock options have been granted under the Directors' Plan is $14.34 per share, the weighted average exercise price for the options which are outstanding under the Directors' Plan as of the date hereof.

                         __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1996;

         (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's Annual Report on Form 10-K for the year ended September 30, 1996 through the date of this filing;

         (c) The description of the Common Stock of the Company contained in Item 1 in the Company's Registration Statement on Form 8-A (File No. 1-13842) filed with the Commission on June 14, 1995; and

         (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable since the Company's Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    In accordance with the Texas Business Corporation Act, Article VIII of the Registrant's Articles of Incorporation provides as follows:

                                ARTICLE VIII

                         INDEMNIFICATION, ETC. OF
                 OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

    A. LIMITATION OF LIABILITY. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any act or omission by such director as a director; provided that a director's liability shall not be eliminated to the extent provided by
Section 7.06B. of the Texas Miscellaneous Corporation Laws Act or any successor provision thereto. No amendment to or repeal of this Subsection (A) to Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

    B. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be a made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability and expenses (including court costs and attorney's fees), judgments, fines, excise taxes and amounts paid in satisfaction, settlement or compromise actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by law.

    C. ADVANCEMENT OF EXPENSES. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Article VIII.B. shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of written affirmation by or on behalf of such person of his good faith belief that he or she has met the standard of conduct necessary for indemnification under relevant law and a written undertaking to repay such amount if it shall ultimately be determined that the person has not met that standard or if it is ultimately determined that indemnification of the person against expenses incurred by him or her in connection with that proceeding is prohibited by relevant law.

    D. OTHER RIGHTS AND REMEDIES. The indemnification provided by this Article VIII shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation s Articles of Incorporation, any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action as adjudicated and (i) the person is found liable on the basis that personal benefit was improperly received by him or her; (ii) the person is found liable to the Corporation; or (iii) the person is found liable for willful or intentional misconduct in the performance of his duty to the Corporation; provided, however, that persons found liable under clauses (i) and (ii) above, may still be indemnified solely as to reasonable expenses actually incurred by such person in connection with the proceeding.

    E. INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise, against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his status, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article or the TBCA.

    F. MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this
Article VIII shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article VIII shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

    G. PROCEEDINGS INITIATED BY INDEMNIFIED PERSONS. Notwithstanding any other provision of this Article VIII, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses), or participated in as an intervenor or amicus curiae by, the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.  Exhibit                                        Page No.
   ---- ----------                                     ----------
     4    Common Stock Certificate*

     5    Opinion of Elias, Matz, Tiernan & Herrick
           L.L.P. as to the legality of the securities     E-1

                                  6

    23.1  Consent of Elias, Matz, Tiernan & Herrick
          L.L.P. (contained in the opinion included as Exhibit 5)

    23.2  Consent of Wilf & Henderson, P.C.                E-4

    24    Power of attorney for any subsequent
          amendments is located in the signature pages

    99.1  1996 Directors' Stock Option Plan                E-6

    99.2  1996 Key Employee Stock Compensation Program     E-15

------------------------

* Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended September 30, 1995 (Commission File No. 1-13842) filed by the Company with the Commission on December 28, 1995.

ITEM 9.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Texarkana, State of Arkansas on September 26, 1997.



                        TEXARKANA FIRST FINANCIAL CORPORATION


                           /s/ James W. McKinney
                        By:---------------------------------------------------
                                         James W. McKinney
                               President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints James W. McKinney his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/ James W. McKinney
-------------------------------------                      September 26, 1997
James W. McKinney
President and Chief Executive Officer
(Principal Executive Officer)



/s/ Josh R. Morriss, Jr.
--------------------------------------                     September 26, 1997
Josh R. Morriss, Jr.
Director


/s/ John E. Harrison
--------------------------------------                     September 26, 1997
John E. Harrison
Executive Vice President and Director

/s/ John M. Andres
--------------------------------------                     September 26, 1997
John M. Andres
Director




/s/Arthur L. McElmurry
---------------------------------------                    September 26, 1997
Arthur L. McElmurry
Director




/s/Donald N. Morriss
---------------------------------------                    September 26, 1997
Donald N. Morriss
Director




/s/James L. Sangalli
---------------------------------------                    September 26, 1997
James L. Sangalli
Chief Financial Officer
(Principal Accounting Officer)